EXHIBIT 10.2

INUVO, INC.

500 President Clinton Avenue, STE 300, Little Rock, Arkansas 72201

2025 OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

Inuvo, Inc., a Nevada corporation, (the “Company”), hereby grants to the grantee named below (the “Grantee”) a restricted stock unit grant (the “Grant”) for the total number of shares shown below of Common Stock of the Company (the “Shares”), subject to all of the terms and conditions of this Restricted Stock Unit Grant Agreement and the Inuvo, Inc. 2025 Omnibus Incentive Compensation Plan (the “Plan”) attached hereto as Appendix A. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions of this Restricted Stock Unit Grant Agreement and the Plan shall be resolved in favor of the terms and conditions of this Restricted Stock Unit Grant Agreement.

Grantee:

Grant Date:

RSUs Subject to Grant:

Vesting:

Vesting of the Grant is contingent upon continued employment with the Company and unvested Grants will terminate upon separation of employment from the Company for any reason, unless otherwise specified in any other agreement on record.

This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be employed by or provide services to the Company or affects the right of the Company to terminate your employment or other relationship with you

The Grantee shall have no rights as a beneficial owner of the Shares, including the right to vote such shares at a meeting of the Company’s stockholders, until the beneficial ownership of the Shares shall have vested.

[Signature Page Follows]

IN WITNESS WHEREOF, this Restricted Stock Unit Grant Agreement, consisting of this page and the attached plan has been executed by the Company by a duly authorized officer as of the date specified herein.

INUVO, INC.
By:

Its:

Accepted and Agreed to as of the date first set forth above:

Optionee Signature